UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 18, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE

On October 18, 2012, in connection with the private offering described under Item 8.01 of this Current Report on Form 8-K, Energy Future Intermediate Holding Company LLC (“EFIH”) and EFIH Finance Inc. (“EFIH Finance”), both of which are wholly-owned subsidiaries of Energy Future Holdings Corp. (“EFH Corp.”), delivered to potential investors an offering memorandum (the “Offering Memorandum”) containing certain updated information with respect to EFIH, EFH Corp., and Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”). The information included in Item 7.01 of this Current Report on Form 8-K is being provided to satisfy EFIH’s and EFH Corp.’s public disclosure requirements under Regulation FD.

Pension Plan Actions

In August 2012, EFH Corp. approved certain amendments to its pension plan. These amendments, which were described in EFH Corp.’s Form 8-K filed with the SEC on August 7, 2012, will result in:

•

the splitting off of assets and liabilities under the plan associated with employees of Oncor Electric Delivery Company LLC (“Oncor”) and retirees and terminated vested participants of EFH Corp. and its subsidiaries (and discontinued businesses) to a new plan that is expected to be sponsored and administered by Oncor;

•	maintaining assets and liabilities under the plan associated with active collective bargaining unit employees of EFH Corp.’s competitive subsidiaries under the current plan;

•

the splitting off of assets and liabilities under the plan associated with all other participants to a terminating plan, and freezing benefits and vesting all accrued plan benefits for these participants; and

•	the termination of, distributions of benefits under, and settlement of all of EFH Corp.’s liabilities under the terminating plan.

Management of EFH Corp. currently expects that settlement of the terminating plan obligations and the full funding of the EFH Corp. competitive business portion of liabilities (including discontinued businesses) under the new Oncor plan will result in aggregate cash contributions by EFH Corp.’s competitive operations of approximately $240 million in the fourth quarter of 2012, of which $150 million have been contributed as of October 18, 2012. Management of EFH Corp. expects to record a charge of approximately $75 million in the fourth quarter 2012 related to the settlement of the terminating plan, which amount represents the previously unrecognized actuarial losses reported in accumulated other comprehensive income (loss). Management of EFH Corp. has not yet determined the accounting for the actuarial losses related to the competitive business obligations (including discontinued operations) that are being assumed under the Oncor plan, which could result in an additional charge of approximately $200 million in the fourth quarter 2012. These amounts are preliminary estimates, and the final amounts could be higher or lower depending on various factors, including discount rates and values of the pension trust assets at the settlement date, as well as the form of settlement chosen by each affected participant (i.e. lump sum or annuity).

August 2012 Notes Offering

On August 14, 2012, EFIH and EFIH Finance issued $250 million aggregate principal amount of their 6.875% Senior Secured Notes due 2017 and $600 million aggregate principal amount of their 11.750% Senior Secured Second Lien Notes due 2022 (the “August 2012 Notes Offering”). EFIH will use $680 million of the net proceeds from the August 2012 Notes Offering to pay a dividend to EFH Corp. on or before January 2013 (the “EFIH Dividend”). EFH Corp. will use the proceeds of the dividend to repay the balance of the demand notes (the “TCEH Demand Notes”) payable by EFH Corp. to Texas Competitive Electric Holdings Company LLC, an direct, wholly-owned subsidiary of EFH Corp. The remaining net proceeds are being used for general corporate purposes, which may include the payment of dividends to EFH Corp. Since the August 2012 Notes Offering through October 18, 2012, EFIH has not paid any dividends to EFH Corp.

Selected Preliminary Unaudited Financial Data for the Quarterly Period Ended September 30, 2012

Management of EFIH, EFH Corp. and Oncor Holdings (collectively, the “Companies”) has prepared the respective selected preliminary financial data below in good faith based upon the most current information available to management. The Companies’ normal quarterly closing and financial reporting processes with respect to such preliminary financial data have not been fully completed. As a result, the actual financial results could be different from such preliminary financial data, and any differences could be material. The Companies’ independent registered public accounting firm has not completed its review procedures with respect to the preliminary financial data provided below, nor has it expressed any opinion or any other form of assurance on such information.

While the financial data provided is preliminary and subject to change, the Companies do not expect actual financial data for the three months ended September 30, 2012 to vary materially from the preliminary amounts provided below.

The EFIH and Oncor Holdings preliminary financial data below has been prepared on a basis consistent with the consolidated financial statements for the year ended December 31, 2011 for EFIH and Oncor Holdings, respectively, which are included in EFIH’s Annual Report on Form 10-K for the year ended December 31, 2011 that it filed with the United States (“U.S.”) Securities and Exchange Commission (“SEC”) on February 21, 2012. The EFH Corp. preliminary financial data below has been prepared on a basis consistent with EFH Corp.’s consolidated financial statements for the year ended December 31, 2011, which are included in EFH Corp’s annual report on Form 10-K for the year ended December 31, 2011 that it filed with the SEC on February 21, 2012. All preliminary and actual financial data presented below is interim (quarterly) data and, accordingly, is unaudited.

EFIH Preliminary Financial Data

Selected preliminary financial data for EFIH for the three months ended September 30, 2012 and actual financial data for the three months ended September 30, 2011 (amounts in millions) are provided in the table below:

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Income before income taxes and equity in earnings of unconsolidated subsidiary	$15	$72
Equity in earnings of unconsolidated subsidiary (net of tax)	$109	$113
Net income	$118	$160
Adjusted EBITDA (per restricted payments covenant)	$521	$515

Set forth below is a reconciliation (amounts in millions) of net income to EBITDA and to Adjusted EBITDA for the three months ended September 30, 2012 (preliminary) and 2011 (actual). For more information on EBITDA and Adjusted EBITDA and why management believes Adjusted EBITDA is a useful measure, see note (a) below.

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Net income	$118	$160
Income tax expense	6	25
Interest expense and related charges	137	88

EBITDA (a)	$261	$273
Oncor Holdings distributions	31	32
Interest income	(152)	(160)
Equity in earnings of unconsolidated subsidiary (net of tax)	(109)	(113)

Adjusted EBITDA per Incurrence Covenant	$31	$32
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	490	483

Adjusted EBITDA per Restricted Payments Covenant	$521	$515

(a)	EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under the indentures governing EFIH’s 6.875% Senior Secured Notes due 2017, 9.75% Senior Secured Notes due 2019, 10.000% Senior Secured Notes due 2020, 11% Senior Secured Second Lien Notes due 2021 and 11.75% Senior Secured Second Lien Notes due 2022 (collectively, the “EFIH Notes”). Adjusted EBITDA and EBITDA are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and, thus, are non-GAAP financial measures. EFIH is providing its Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in the indentures governing the EFIH Notes. EFIH does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFIH does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFIH’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

Oncor Holdings Preliminary Financial Data

Selected preliminary financial data for Oncor Holdings for the three months ended September 30, 2012 and actual financial data for the three months ended September 30, 2011 (amounts in millions) are provided in the table below:

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Total operating revenues	$925	$897
Operating income	$230	$225
Net income	$136	$142
Net income attributable to Oncor Holdings	$109	$113

EFH Corp. Preliminary Financial Data

Selected preliminary financial data for EFH Corp. for the three months ended September 30, 2012 and actual financial data for the three months ended September 30, 2011 (amounts in millions) are provided in the table below:

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Operating revenues	$1,752	$2,321
Net loss	$(407)	$(710)
EFH Corp. Adjusted EBITDA (per restricted payments covenant)	$1,639	$1,599

As shown (in millions) in the table below, EFH Corp.’s available liquidity at September 30, 2012 (preliminary) totaled $3.8 billion as compared to $2.4 billion at December 31, 2011 (actual).

	Available Liquidity
	September 30, 2012 (Preliminary)	December 31, 2011 (Actual)	Change
Cash and cash equivalents – EFH Corp. (parent entity)	$625	$660	$(35)
Cash and cash equivalents – EFIH (a)	858	46	812
Cash and cash equivalents – TCEH	309	120	189
TCEH Revolving Credit Facility	1,769	1,384	385
TCEH Letter of Credit Facility	265	169	96

Total liquidity	$3,826	$2,379	$1,447

(a)	Includes $680 million in restricted cash held for the EFIH Dividend, which will be used to repay the balance of the TCEH Demand Notes.

Set forth below is a reconciliation (amounts in millions) of net loss to EBITDA and to EFH Corp. Adjusted EBITDA for the three months ended September 30, 2012 (preliminary) and 2011 (actual). For more information on EBITDA and Adjusted EBITDA and why management believes Adjusted EBITDA is a useful measure, see note (a) below.

	Three Months Ended
	September 30, 2012 (Preliminary)	September 30, 2011 (Actual)
Net loss	$(407)	$(710)
Income tax benefit	(296)	(443)
Interest expense and related charges	944	1,523
Depreciation and amortization	335	379

EBITDA (a)	$576	$749
Oncor Holdings distributions/dividends	31	32
Interest income	(1)	—
Amortization of nuclear fuel	41	35
Purchase accounting adjustments	33	44
Impairment and write-down of assets	8	428
Equity in earnings of unconsolidated subsidiary	(109)	(113)
Unrealized net (gain) loss resulting from hedging transactions	526	(138)
Noncash compensation expense	4	5
Severance expense	—	49
Transition and business optimization costs	12	16
Transaction and merger expenses	10	9
Restructuring and other	9	—
Expenses incurred to upgrade or expand a generation station	9	—

Adjusted EBITDA per Incurrence Covenant	$1,149	$1,116
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	490	483

Adjusted EBITDA per Restricted Payments Covenant	$1,639	$1,599

(a)	EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under the indentures governing certain of EFH Corp.’s debt agreements. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. EFH Corp. is providing its Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in the indentures governing certain of its debt agreements. EFH Corp. does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFH Corp. does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFH Corp.’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

Item 8.01	OTHER EVENTS.

On October 18, 2012, EFIH and EFIH Finance issued a press release announcing the commencement of a private offering for $250 million principal amount of additional 6.875% Senior Secured Notes due 2017 (the “Notes”). A copy of the press release is filed as Exhibit 99.1.

Neither this Form 8-K nor the press release shall constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.

Forward Looking Statements

The information set forth in this current report and in Exhibit 99.1 contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this current report and in Exhibit 99.1 that address activities, events or developments that EFIH or EFH Corp. expect or anticipate to occur in the future, including the preliminary financial data, are forward-looking statements. Although EFIH and EFH Corp. believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFIH’s and EFH Corp.’s reports filed with the SEC (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

ITEM 9.01.	EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

Dated: October 18, 2012